UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01               Entry into a Material Definitive Agreement

On September 30, 2020, Take-Two Interactive Software, Inc. (the “Company”), certain subsidiaries of the Company, Sony Interactive Entertainment, Inc. (“SIE Inc.”), Sony Interactive Entertainment America LLC (“SIEA”), and Sony Interactive Entertainment Europe Ltd. (“SIEE”, and collectively with SIE Inc. and SIEA, “SIE”, and each an “SIE Company”) entered into a PlayStation 5 Amendment, with an effective date of May 1, 2020 (the “PS5 Amendment”), to the existing PlayStation Global Developer and Publisher Agreement, effective as of March 23, 2017, among the Company and SIE (the “Agreement”). The PS5 Amendment, among other things, amends the Agreement to include the PlayStation 5 interactive entertain system (“PS5”) in the definition of Systems in the Agreement and to extend all of the terms and conditions of the Agreement to the Company’s PS5 products and services. Except as modified by the PS5 Amendment, the Agreement will continue in full force and effect.

The foregoing description of the PS5 Amendment is a summary only and is qualified in its entirety by reference to the text of the PS5 Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

	By:	/s/ Matthew Breitman
Matthew Breitman
Senior Vice President, General Counsel Americas & Corporate Secretary

Date: October 6, 2020

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